SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 21, 2009
ZAPATA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Nevada

(State or Other Jurisdiction of Incorporation)

1-4219	74-1339132

(Commission File Number)	(IRS Employer Identification No.)

100 Meridian Centre, Suite 350, Rochester, New York	14618

(Address of Principal Executive Offices)	(Zip Code)
(585) 242-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
On December 21, 2009, the Audit Committee of the board of directors of Zapata Corporation, after consultation with management, concluded that the Company should restate its financial statements for the three and nine month periods ended September 30, 2009 to correct errors in the Company’s accounting for income taxes. The restated Form 10-Q/A is being filed in order to correct the previously issued consolidated financial statements for the three and nine month periods ended September 30, 2009 and 2008. Subsequent to the issuance of the Company’s Original Filing, the Company identified an error in its accounting for certain deferred tax assets associated with the change of ownership that occurred during the quarter ended September 30, 2009. Although the Company reported that this change constituted a change of ownership pursuant to Section 382 and 383 of the Internal Revenue Code, the Company incorrectly concluded that such ownership change would not limit its ability to utilize net operating loss carryforwards and alternative minimum tax credits. However, the Company has subsequently determined that this conclusion was not consistent with the prescribed method for calculating such limits in accordance with Section 382 and Section 383. In light of the restatement, the Audit Committee also concluded that Zapata’s unaudited condensed consolidated financial statements for the three and nine month periods ended September 30, 2009 included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the Securities and Exchange Commission on November 4, 2009, should no longer be relied upon. The Audit Committee has discussed these matters with the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The Company intends to file an amendment to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 to restate its unaudited condensed consolidated financial statements for the three and nine month periods ended September 30, 2009.
In the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 4, 2009, management concluded that the Company’s disclosure controls and procedures (as defined in the Exchange Act Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this report were effective. In connection with the restatement, the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) re-evaluated the effectiveness of the Company’s disclosure controls and procedures in place as of the end of the period covered by this quarterly report and have concluded that as a result of the aforementioned restatement, a material weakness existed as of September 30, 2009, and that the Company’s disclosure controls and procedures were not effective. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
As of September 30, 2009, the Company did not maintain effective controls over the application and monitoring of its accounting for income taxes. Specifically, the Company did not have controls designed and in place to ensure the accuracy and completeness of financial information provided by third party tax advisors used in accounting for income taxes and the determination of deferred income tax assets and the related income tax provision and the review and evaluation of the application of generally accepted accounting principles relating to accounting for income taxes. This control deficiency resulted in the restatement of the Company’s unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2009. Accordingly, management has determined that this control deficiency constitutes a material weakness.
As a result of this material weakness, management concluded that the Company’s disclosure controls and procedures as of September 30, 2009 were ineffective.
The Company is implementing enhancements to its internal control over financial reporting to provide reasonable assurance that errors and control deficiencies in its accounting for income taxes will not recur. These enhancements are expected to include engaging our outside tax advisors in a more robust quarterly discussion, particularly with regard to unusual items, which should improve the review and oversight process relating to the internal controls over the Company’s accounting for income taxes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAPATA CORPORATION
Date: December 22, 2009	By:	/s/ Leonard DiSalvo
		Name:	Leonard DiSalvo
		Title:	Vice President — Finance and CFO